UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

DAMON INC.

(Exact name of registrant as specified in its charter)

British Columbia	001-42190	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

704 Alexander Street Vancouver, BC	V6A 1E3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares	DMN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously described in our Registration Statement on Form 10-12B, as amended and declared effective on November 12, 2024 (the “Form 10”), on October 23, 2023, XTI Aerospace, Inc. (previously named Inpixon) (the “Parent”) and Grafiti Holding Inc. (“Grafiti” or the “Company”) entered into a Separation and Distribution Agreement, pursuant to which all of the outstanding shares of Grafiti Ltd., a United Kingdom limited company (“Grafiti UK”) that offers data analytics and statistical visualization solutions for engineers and scientists, were transferred to Grafiti, such that on December 26, 2023, Grafiti UK became a wholly-owned subsidiary of Grafiti (the “reorganization”). Following the reorganization, and in connection with the spin-off of Grafiti from Parent, on December 27, 2023 (the “record date”), all of the outstanding common shares of the Company held by the Parent (the “Trust Shares”) were transferred to the Grafiti Holding Inc. Liquidating Trust (the “Trust”), to be held for the benefit of holders of the Parent’s common stock, preferred stock and those outstanding warrants that are contractually entitled to participate in the distribution of the Trust Shares, on a pro rata basis as of the record date (collectively, the “participating Parent securityholders”). On November 12, 2024 (the “distribution date”), the Trust Shares were delivered to the participating Parent securityholders, on a pro rata basis at a ratio of 1 Trust Share for every 50 shares of common stock of the Parent held by the participating Parent securityholders, with all fractional shares being rounded up, resulting in the distribution of an aggregate of 3,536,746 Trust Shares to participating Parent securityholders.

In addition, on October 23, 2023, the Company, Parent, Damon Motors Inc. (“Damon”) and 14444842 B.C. Ltd. (“Amalco Sub”), a wholly-owned subsidiary of the Company, entered into a business combination agreement (as amended by the First Amendment to the Business Combination Agreement dated June 18, 2024 and the Second Amendment to the Business Combination Agreement dated September 26, 2024, the “Business Combination Agreement”). On November 13, 2024, Damon and Amalco Sub amalgamated to continue as a wholly owned subsidiary of the Company (the “Amalgamation”). Following the Amalgamation, the Company was renamed “Damon Inc.” (also referred to herein as the “combined company”). Pursuant to the Plan of Arrangement under the laws of British Columbia, as contemplated by the Business Combination Agreement, securityholders of Damon exchanged their securities of Damon for amalgamation consideration (the “Amalgamation Consideration”) consisting of:

(i) 14,761,045 common shares of the Company, also referred to herein as “Subordinate Voting Shares” (“Common Exchange Shares”),

(ii) 1,391,181 multiple voting shares of the Company (“Multiple Voting Shares”), which are convertible into common shares of the Company on a 1 for 1 basis, issued to Jay Giraud, the combined company’s CEO and director, and its controlled entity,

(iii) warrants (“Warrants”) to purchase 2,186,478 common shares of the Company at an exercise price of $7.81 per share, with terms substantially similar to those of Damon’s warrants, issued to former Damon warrant holders, and

(iv) options to purchase 1,942,127 common shares at exercise prices between $0.57 and $12.73, issued to former Damon optionholders under the Company’s equity incentive plans.

The exchanges are based on an exchange ratio determined according to the formula in the Business Combination Agreement.

Upon issuance of the Amalgamation Consideration, the Company has an aggregate of 19,376,429 common shares issued and outstanding, 24,896,215 common shares outstanding on a fully diluted basis, and 1,391,181 Multiple Voting Shares issued and outstanding.

The Business Combination Agreement and the amendments were filed as Exhibits 2.2. 2.3 and 2.4, respectively, to the Form 10 and incorporated herein by reference. The form of the Warrants is filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

The Company expects to commence trading on the Nasdaq Global Market on November 18, 2024. The new CUSIP number for the Company’s common shares following the closing of the Business Combination is 235750106.

Prior to the effective time of the Amalgamation (the “Effective Time”), on November 12, 2024, the Company filed a Notice of Alteration with the Province of British Columbia Registrar of Companies to amend its Notice of Articles to, among other things, reflect the amended articles of the Company authorizing, among other things, the creation of a class of Multiple Voting Shares and setting out the rights and restrictions attaching to the Multiple Voting Shares and the common shares. Holders of common shares will be entitled to one vote per common share, and holders of Multiple Voting Shares will be entitled to seven votes per Multiple Voting Share, on all matters upon which shareholders are entitled to vote.

Shareholders of the combined company are subject to lock-up restrictions for the period of 180 days after the closing of the business combination pursuant to the Business Combination Agreement (the “Business Combination”), subject to the following release schedule: 20% upon the closing of the Business Combination, 40% at 90 days following the closing, and the remaining 40% at 180 days following the closing; or 100% if the trading price of the common shares of the combined company reaches a certain threshold, unless released earlier by the Company and Damon. Additionally, any shareholders as of the completion of the spin-off and the Business Combination who are directors or officers of the combined company will be subject to lock-up restrictions for the period from the closing of the Business Combination to 180 days after the closing, unless released earlier by the Company and Damon. The original lock-up agreements by and between Grafiti, Damon and Damon securityholders (both insiders and non-insiders) were filed as Exhibits 10.5 and 10.6, respectively, to the Current Report on Form 8-K by the Parent with the Securities and Exchange Commission (the “SEC”) on October 23, 2023 and incorporated herein by reference. These lock-up arrangements are subject to certain early releases as provided in the lockup release agreements described in Item 1.01 below.

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 1.01.

Financing Agreements

Streeterville June 2024 Note – Amended Security Agreements

On November 13, 2024, prior to the closing of the Business Combination, (a) the Company entered into an amendment to the Security Agreement, dated June 26, 2024 by and between the Company and Streeterville Capital LLC (the “Streeterville Security Agreement”) delivered in connection with that certain secured promissory note in an aggregate principal amount of $6,470,000 (the “Streeterville Note”), whereby the Company granted to Streeterville a security interest in all right, title, interest, claims and demands to its assets (the “Amended Streeterville Security Agreement”), and (b) Damon entered into a security agreement with Streeterville (the “DMI-Streeterville Security Agreement”), whereby Damon granted to Streeterville a security interest in all right, title, interest, claims and demands to its assets, and (c) Damon entered into an IP security agreement with Streeterville (the “DMI-Streeterville IP Security Agreement”), whereby Damon granted to Streeterville a security interest in certain of its intellectual property. Streeterville’s security over the Company’s assets ranks pari passu with the security granted under the November 2024 Debt Financing (as described in greater detail below) pursuant to an intercreditor agreement dated as of November 13, 2024 (the “Intercreditor Agreement”).

The foregoing descriptions of the Amended Streeterville Security Agreement, DMI-Streeterville Security Agreement, DMI-Streeterville IP Security Agreement and Intercreditor Agreement do not purport to be complete and are qualified in their entirety by the full text of each referenced agreement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this current report on Form 8-K and is incorporated herein by reference.

November 2024 Debt Financing

East-West

On November 13, 2024, the Company and East West Utah limited liability company, an affiliate of Streeterville, entered into a note purchase agreement (the “East West Note Purchase Agreement”), pursuant to which the Company agreed to sell, and East West agreed to purchase, a secured promissory note in an aggregate original principal amount of $8,385,000 (the “East West Note”) in a private offering in reliance on the exemptions from registration under applicable securities laws (the “East West Financing”). The East West Note carries an original issue discount of $1,885,000. For as long as the East West Funding Conditions (as defined below) are satisfied on each applicable funding date (unless waived by East West, the proceeds from the East West Note will be funded in tranches in accordance with the following schedule: (a) $2,000,000.00 on January 31, 2025, (b) $1,500,000.00 on April 30, 2025, (c) $1,500,000.00 on July 31, 2025, and (d) $1,500,000.00 on September 30, 2025.

For each $1.00 in funds the Company raises in the sale of any of its equity shares in a financing for the purpose of raising capital as part of any public offering of its equity securities pursuant to a registration statement, at East West’s sole election, East West may reduce its next funding obligation by $0.50. The term “East West Funding Conditions” means: (i) no event of default (as defined in the East West Note) has occurred hereunder, (ii) the Subordinate Voting Shares are listed for trading on the Nasdaq Stock Market (“Nasdaq”), (iii) the Company is current on all of its filings with the SEC as required under the United States Securities Exchange Act of 1934 (the “Exchange Act”); and (iv) neither the Company nor Damon has granted any security interest, lien or encumbrance with respect to any of its assets after the issue date of the East West Note. The East West Note will mature on the date that is 18 months from issuance of the initial tranche of funding thereunder. For each $1.00 funded by lender under the East West Note, an additional $0.29 in original issue discount will be added to the outstanding balance. It bears interest at 10% per annum, which will increase to 22% or the maximum permitted by applicable law upon the occurrence of an event of default (as defined in the East West Note). In such an event, East West may declare the outstanding balance, multiplied by 110%, immediately due. Upon a change of control, the balance, multiplied by 110%, will also become due.

Beginning on the date that is the earlier of (i) thirteen months from the closing date of the Business Combination and (ii) January 1, 2026, East West shall have the right to require the Company to redeem up to an aggregate of one sixth of the initial principal balance of the East West Note plus any interest accrued thereunder each month (each monthly exercise, a “East West Monthly Redemption Amount”) by providing written notice to the Company, provided however that if East West does not exercise the East West Monthly Redemption Amount in a corresponding month, then such East West Monthly Redemption Amount shall be available for East West to redeem in any future month in addition to such future month’s East West Monthly Redemption Amount.

In connection with the East West Financing, Damon Motors Corporation, a Delaware corporation and a wholly-owned subsidiary of Damon (the “Damon Subsidiary”), and Damon each entered into a guaranty, dated as of November 13, 2024, whereby Damon and the Damon Subsidiary guaranteed the performance of the Company’s obligations under the East West Note (the “DMI and DMC East West Guarantees”).

Additionally, the Company’s obligations under the East West Note are secured. On November 13, 2024, prior to the closing of the Business Combination, (a) Grafiti Holding Inc. entered a security agreement with East West (the “Grafiti-East West Security Agreement”) whereby Grafiti Holding Inc. granted to East West a security interest in all right, title, interest, claims and demands to its assets, and (b) Damon entered into a security agreement with East West (the “DMI-East West Security Agreement”) whereby Damon granted to East West a security interest in all right, title, interest, claims and demands to its assets, and (c) Damon entered into an IP security agreement with East West (the “DMI-East West IP Security Agreement”) whereby Damon granted to East West a security interest in certain of its intellectual property.

The foregoing descriptions of the East West Note, East West Note Purchase Agreement, Grafiti-East West Security Agreement, DMI-East West Security Agreement, DMI-East West IP Security Agreement, and the DMI and DMC East West Guaranties do not purport to be complete and are qualified in their entirety by the full text of each referenced agreement, which are filed as Exhibits 4.1, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 to this current report on Form 8-K and are incorporated herein by reference.

Braebeacon

On November 13, 2024, the Company and Braebeacon Holdings Inc. (“BHI”) entered into a note purchase agreement (the “BHI Note Purchase Agreement”) pursuant to which the Company agreed to sell, and BHI agreed to purchase, a secured promissory note in an aggregate original principal amount of $8,385,000 (the “BHI Note”) in a private offering in reliance on the exemptions from registration under applicable securities laws (the “BHI Financing”; together with the East West Financing, the “November 2024 Debt Financing”). The BHI Note carries an original issue discount of $1,885,000. For as long as the BHI Funding Conditions are satisfied on each applicable funding date (unless waived by BHI, the proceeds from the BHI Note will be funded in tranches in accordance with the following schedule: (a) $2,000,000 on January 31, 2025, (b) $1,500,000 on April 30, 2025, (c) $1,500,000 on July 31, 2025, and (d) $1,500,000 on September 30, 2025.

Each $1.00 in funds the Company raises in the sale of any of its equity shares in a financing for the purpose of raising capital as part of any public offering of its securities pursuant to a registration statement, at BHI’s sole election, BHI may reduce its next funding obligation by $0.50. The term “BHI Funding Conditions” means: (i) no event of default (as defined in the BHI Note) has occurred hereunder, (ii) the Subordinate Voting Shares are listed for trading on Nasdaq, (iii) the Company is current on all of its filings with the SEC as required under the Exchange Act; and (iv) neither the Company nor Damon has granted any security interest, lien or encumbrance with respect to any of its assets after the issue date of the BHI Note. For each $1.00 funded by Lender under the BHI Note, an additional $0.29 in original issue discount will be added to the outstanding balance. The BHI Note will mature on 18 months from issuance of the initial tranche of funding thereunder. It bears interest at 10% per annum, which will increase to 22% or the maximum permitted by applicable law upon the occurrence of an event of default (as defined in the BHI Note). In such an event, BHI may declare the outstanding balance, multiplied by 110%, immediately due. Upon a change of control, the balance, multiplied by 110%, will also become due.

Beginning on the date that is the earlier of (i) thirteen months from the closing date of the Business Combination and (ii) January 1, 2026, BHI shall have the right to require the Company to redeem up to an aggregate of one sixth of the initial principal balance of the BHI Note plus any interest accrued thereunder each month (each monthly exercise, a “BHI Monthly Redemption Amount”) by providing written notice to the Company, provided however that if BHI does not exercise the BHI Monthly Redemption Amount in a corresponding month, then such BHI Monthly Redemption Amount shall be available for BHI to redeem in any future month in addition to such future month’s BHI Monthly Redemption Amount.

In connection with the BHI Financing, the Damon Subsidiary and Damon, each entered into a guaranty, dated as of November 13, 2024, whereby Damon and the Damon Subsidiary guaranteed the performance of the Company’s obligations under the BHI Note (the “DMI and DMC BHI Guarantees”).

Additionally, the Company’s obligations under the BHI Note are secured. On November 13, 2024, prior to the closing of the Business Combination, (a) Grafiti Holding Inc. entered a security agreement with BHI (the “Grafiti-BHI Security Agreement”) whereby Grafiti Holding Inc. granted to BHI a security interest in all right, title, interest, claims and demands to its assets, and (b) Damon entered into a security agreement with BHI (the “DMI-BHI Security Agreement”) whereby Damon granted to BHI a security interest in all right, title, interest, claims and demands to its assets, and (c) Damon entered into an IP security agreement with BHI (the “DMI-BHI IP Security Agreement”) whereby Damon granted to BHI a security interest in certain of its intellectual property.

Pursuant to the Intercreditor Agreement, each of Streeterville, East West and BHI have agreed to rank pari passu in connection with the above noted financing transactions.

The foregoing descriptions of the BHI Note, BHI Note Purchase Agreement, Grafiti-BHI Security Agreement, DMI-BHI Security Agreement, DMI-BHI IP Security Agreement, and DMI AND DMC BHI Guarantees do not purport to be complete and are qualified in their entirety by the full text of each referenced agreement, which are filed as Exhibits 4.2, 10.11, 10.12, 10.13, 10.14, 10.15 and 10.16 to this current report on Form 8-K and are incorporated herein by reference.

Lock-Up Release Agreements

The Second Amendment to the Business Combination Agreement provides that if any shareholder of Damon is released early from the lock-up agreements under the Business Combination Agreement, then the Parent and certain former management of the Parent and the Company, including, but not limited to Nadir Ali, CEO and sole director of the Company prior to the closing and Melanie Figueroa, a director of the Company effective as of the closing of the Business Combination, who received common shares of the Company through option exercises, which are registered on our registration statement on Form S-1, as amended and declared effective by the SEC on November 12, 2024 (the “Registered Shares”), will also be released from their respective lock-up obligations to the same extent.

In connection with the BHI financing, BHI has requested the release of lock-up restrictions on the Common Exchange Shares to be received by a debtor of BHI (the “BHI Debtor”), in which BHI holds a security interest. On November 11, 2024, the Company, Damon, and the BHI Debtor, entered into a lockup release agreement to remove the lock-up restrictions on the approximately one million Common Exchange Shares received by the BHI Debtor. Pursuant to this agreement, (i) 60% of the Registered Shares will be released immediately following the closing of the Business Combination, and (ii) 40% of the Registered Shares will be released upon the earlier of (a) thirty days following the closing date or (b) the date the Company completes an equity financing of at least $13,000,000. Additionally, on October 10, 2024, as consideration for purchasing an additional $500,000 convertible promissory note from Damon, Damon and an existing noteholder, entered into a lockup release agreement to remove the lockup restrictions on the approximately 261,000 Common Exchange Shares received by the noteholder and its affiliate.

The foregoing descriptions of the lockup release agreements do not purport to be complete and are qualified in their entirety by the full text of the respective agreements, which are filed as Exhibits 10.17 and 10.20 to this current report on Form 8-K and are incorporated herein by reference.

Coattail Agreement and Founder Agreement

In connection with the issuance of 1,391,181 Multiple Voting Shares to Jay Giraud, the Company’s CEO and director, and its controlled entity, on November 13, 2024, the Company and Mr. Giraud entered into a coattail agreement (the “Coattail Agreement”) and a founder agreement (the “Founder Agreement”).

The information regarding the Coattail Agreement under Item 5.03 of this current report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 1.01.

Under the Founder Agreement, Mr. Giraud shall not be entitled to transfer any of the Multiple Voting Shares to any other person, except for certain permitted transferees. Jay Giraud has also agreed to convert his Multiple Voting Shares into common shares upon:

●	The shipment of 1,000 motorcycles to customers by the combined company; and

●	Jay Giraud ceasing to be an executive officer of the combined company due to his voluntary resignation as both a director and an officer of the combined company, or his termination as an executive officer for cause (which termination has been confirmed by a court of competent jurisdiction, or in respect of which a claim is not brought within 90 days following such termination).

In addition, under the Founder Agreement, Mr. Giraud has agreed that he will not vote or cause to be voted more than one-seventh of the number of Multiple Voting Shares that he owns, or over which he has voting control, in favour, against or withheld on a vote for the election or removal directors, except in the case of a vote for the election of directors proposed in any management information circular of the Company, in which case Mr. Giraud will be entitled to vote all Multiple Voting Shares held by him in favour of the slate of directors proposed in such management information circular.

The foregoing descriptions of the Coattail Agreement and the Founder Agreement do not purport to be complete and are qualified in their entirety by the full text of the respective agreements, which are filed as Exhibits 10.18 and 10.19 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this current report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 2.01.

Financial Information

The unaudited condensed consolidated financial statements of the Company as of and for three months ended September 30, 2024 and 2023 are attached hereto as Exhibit 99.1 and incorporated herein by reference.

The unaudited condensed interim consolidated financial statements of Damon as of and for three months ended September 30, 2024 and 2023 are attached hereto as Exhibit 99.2 and incorporated herein by reference.

The unaudited pro forma condensed combined financial information of the Company and Damon for the year ended June 30, 2024 and three months ended September 30, 2024 is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company for the three months ended September 30, 2024 and 2023 is attached hereto as Exhibit 99.4.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Damon for the three months ended September 30, 2024 and 2023 is attached hereto as Exhibit 99.5.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in the Introductory Note and Item 1.01 of this current report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 3.02.

The Amalgamation Consideration was issued pursuant to the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that these securities were issued pursuant to the Plan of Arrangement, the fairness of which was approved by the Supreme Court of British Columbia.

The East West Note and the BHI Note were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, on the basis that these notes have been issued to institutional accredited investors and the Company did not engage in any general solicitation in connection with such offer and sale.

Any common shares to be issued to Peikin as described under the heading “Fees to be Paid to Former Financial Advisor” in Item 8.01 of this Current Report on Form 8-K below will be issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, on the basis that these shares will be issued to an accredited investor and the Company did not engage in any general solicitation in connection with such offer and sale.

Item 3.03 Material Modifications to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 1.01 (under “Coattail Agreement and Founder Agreement”) and Item 5.03 of this current report on Form 8-K is incorporated by reference herein.

Item 5.01 Changes in Control of Registrant.

The information contained in the Introductory Note, Item 1.01 and Item 5.02 of this current report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 5.01.

As a result of the closing of the Business Combination, a change in control of the Company has occurred, and Damon became a wholly owned subsidiary of the Company. Following the issuance of the Amalgamation Consideration pursuant to the Plan of Arrangement, Grafiti security holders immediately prior to the Effective Time retained beneficial ownership of approximately 18.5%  of the outstanding common shares of the Company on a fully-diluted basis and Damon security holders immediately prior to the Effective Time acquired beneficial ownership of common shares amounting to approximately 81.5% of the outstanding common shares of the Company on a fully-diluted basis.

Immediately following the closing, on a fully diluted basis, Jay Giraud beneficially owns, or controls or directs, directly or indirectly, 1,391,181 Multiple Voting Shares and 525,854 common shares (assuming exercise of his options), representing 100% of the outstanding Multiple Voting Shares and 2.6% of the outstanding common shares (in the aggregate equal to approximately 33% of the aggregate voting power of the voting shares of the Company).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director and Officer Appointments; Board Composition

In connection with the consummation of the Business Combination and as contemplated by the Business Combination Agreement, as of the Effective Time, Mr. Nadir Ali resigned as the sole officer and director of the Company. The following table sets forth the names, ages and positions of the directors and executive officers of the Company appointed as of the Effective Time, following Mr. Ali’s resignation.

Name	Age	Position
Damon Jay Giraud	48	CEO, President and Executive Chairman of the Board
Baljinder Kaur Bhullar	55	CFO and Director
Derek Dorresteyn	57	Chief Technology Officer
Amber Spencer	34	Chief Marketing Officer
Karan Sodhi	32	Director
Shashi Tripathi	47	Director
Melanie Figueroa	42	Director

Also as of the Effective Time, Jay Giraud, Karan Sodhi, Shashi Tripathi, Bal Bhullar and Melanie Figueroa were appointed as members of the board of directors of the Company (the “Board”).

Karan Sodhi, Shashi Tripathi and Melanie Figueroa have also been appointed to the Company’s Audit Committee, its Compensation Committee and its Nominating and Corporate Governance Committee, effective as of the Effective Time. The Board determined that each of Karan Sodhi and Shashi Tripathi is independent within the meaning of Nasdaq Listing Rule 5605(a)(2).

Biographies

The following are brief profiles of the executive officers and directors of the Company, including a description of each individual’s principal occupation within the past five years:

Damon (Jay) Giraud, President, Chief Executive Officer and Executive Chairman of the Board of Directors

Jay Giraud was appointed to serve as CEO, President and Executive Chairman of the Board upon the closing of the Business Combination. He has also served as President, CEO and director of the Company’s wholly owned subsidiaries Damon Motors, Inc. and Damon Motors Corp. since April 2017. Mr. Giraud is an automotive tech entrepreneur focused on launching companies that redefine mobility. As the founder, inventor, and CEO for three automotive tech startups, Mr. Giraud has built successful products and companies by marrying disruptive solutions with equally disruptive business models. With high-performing teams, his startups have found success leveraging dozens of Fortune 500 partnerships and created hundreds of millions in market value to date. As a seasoned speaker, Mr. Giraud knows how to connect with audiences and has spoken at dozens of industry events in automotive, mobility and cleantech conferences worldwide, and is the author of multiple awarded patents. Today, Mr. Giraud focuses his efforts on Damon Motorcycles, creating a safer, smarter, and seamlessly connected motorcycle experience for a market of more than 160 million motorcycles sold annually. Mr. Giraud’s valuable experience in the automative tech industry together with his in-depth knowledge of Damon’s business led us to the conclusion that he should serve as a director.

Baljinder (Bal) Bhullar, Chief Financial Officer and Director

Bal Bhullar was appointed to serve as CFO and Director of the Company with effect upon the closing of the Business Combination. She was appointed to serve as CFO of the Company’s wholly owned subsidiaries Damon Motors, Inc. and Damon Motors Corp. effective January 1, 2024. Ms. Bhullar brings over 20 years of experience in diversified business, investor relations, investment banking, financial & risk management serving as an executive and board member in both public and private companies across various sectors, including automotive, technology, manufacturing, e-commerce, transport, energy, resource and health/wellness. She previously served as CFO and Corporate Secretary of Foremost Lithium Resource and Technology (NASDAQ: FMST) from September 2023 to February 2024;; CFO of ReCar (ReBuild Manufacturing) from January 2023 to March 2023; and Chief Compliance Officer, CFO and board member of ElectraMeccanica Vehicles Corp. (NASDAQ: SOLO) from October 2018 to December 2022. She has also served as President of the BC Risk Management Association and has held positions as a board member and executive of several private and public companies. Currently Ms. Bhullar is CFO of the Company and a member of the Board and CEO/Founder/board member of BKB Management Ltd. Ms. Bhullar is a Chartered Professional Accountant, Certified General Accountant, a CRM designation from Simon Fraser University and a diploma in Financial Management from British Columbia Institute of Technology. Ms. Bhullar has proven expertise with increasing market capitalization, raising capital, overseeing corporate governance, SOX, ESG, diversity and regulatory compliance, financial & strategic planning, as well as successfully completing initial public offerings, reverse mergers, business expansions, start-up operations, program development and product development which led us to the conclusion that she should serve as a director.

Derek Dorresteyn, Chief Technology Officer

Derek Dorresteyn co-founded Alta Motors and oversaw a global team of 80 in Supply Chain, Engineering, Quality, and Manufacturing as its CTO. He has served as CTO of Damon since March 2021 and previously served as Damon’s COO from July 2019 to March 2021. He played an integral role in developing an award-winning electric motorcycle – the first to match weight while exceeding the performance of the ICE motorcycle. He also spearheaded racing efforts and Alta’s high-profile performance in Red Bull Straight Rhythm, Erzberg Rodeo, and 3rd place in the 2018 AMA Endurocross Championship competing against factory teams on ICE bikes. Furthermore, he was the founder of Moss Machine and was a former nationally ranked professional motorcycle racer in addition to his 44 years of recreational riding, collecting, and amateur competition.

At Damon, Mr. Dorresteyn leads engineering, including the teams commercializing Damon’s innovative safety technology CoPilot, Shift transforming ergonomics, cloud, mobile and EV systems. Mr. Dorresteyn is the architect of the world’s first monocoque-constructed, 100% electric, multi-variant powertrain.

Amber Spencer, Chief Marketing Officer

Amber Spencer started her career in sales, moving into growth marketing & software development. She has served as Chief Marketing Officer of Damon since March 2024 and previously served as its Vice President of Marketing from March 2022 to March 2024, Vice President of Customer Development from January 2021 to March 2022, Head of Product Marketing from April 2019 to January 2021 and Product Marketing and Development Manager from April 2019 to April 2019. Ms. Spencer has built and launched a variety of new software platforms and has been building world-class customer experiences for over a decade. Originally from the UK, she moved to Canada in 2011 and frequently races motorcycles in North America. She has also participated in and won rowing, motorcycle racing, & bodybuilding competitions.

At Damon, Amber integrates her motorcycle knowledge with her background in customer experience to bring Damon customers optimized purchasing and ownership experiences. She also oversees Damon’s online sales, customer development programs, and drives marketing operations from the customer perspective.

Melanie Figueroa, Director

Melanie Figueroa was appointed to serve as a member of the Board effective upon the closing of the Business Combination. Since May 2023, she has served as Co-Managing Partner of Next Move Partners LLC, an advisory firm that supports emerging growth companies navigating the complexities of the U.S. public markets in their capital raising and M&A growth initiatives. Since March 2024, Ms. Figueroa has also served as General Counsel to Grafiti LLC, a data analytics and statistical visualization software solution for engineers and scientists. From January 2020 until the closing of its business combination with XTI Aircraft Company in March 2024, Ms. Figueroa served as General Counsel to Inpixon, a Nasdaq listed global software technology company where she assisted the executive management team & board in defining and successfully executing its financing and M&A strategy, including domestic, cross-border and M&A transactions. Prior to her role as General Counsel, she was the Managing Partner of the NY office of a national law firm where she advised and assisted high growth companies in structuring& executing debt & equity financing transactions & a multitude of domestic & cross border M&A transactions, on both the buy side & sell side. Ms. Figueroa has over 15 years of experience advising executive management teams and board of directors of emerging growth companies seeking access to the U.S. public markets to raise capital and executing go public transactions through traditional IPO’s and other alternative structures, including reverse mergers, spin-offs, and SPACs which led us to the conclusion that she should serve as a member of the Board.

Karan Sodhi, Director

Karan Sodhi was appointed to serve as a member of the Board effective upon the closing of the Business Combination. He was appointed as a director of Damon in August 2024. He is a practicing lawyer, and the managing partner at Rockford Legal & Advisory LP, a regional law firm in Delta, British Columbia. Prior to his service with Damon, Karan was an Associate Lawyer at DuMoulin Black LLP from September 2022 to September 2023; General Counsel at SOL Global Investments from September 2021 to September 2022; and Associate Legal Counsel at Pan American Silver Corp from November 2019 to September 2021. Karan brings a breadth of knowledge and experience in corporate commercial transactions, securities, capital markets and estate planning. With nearly a decade of experience, Karan has become a trusted advisor to public companies and high-net-worth individuals, managing complex transactions and regulatory challenges which led us to the conclusion that he should serve as a member of the Board.

Shashi Tripathi, Director

Shashi Tripathi was appointed to serve as a member of the Board effective upon the closing of the Business Combination. He was appointed as a director of Damon in August 2024. Mr. Tripathi is a seasoned entrepreneur, investor, and advisor with extensive experience in technology, operations, supply chain, and manufacturing. He has served on the boards of several companies and has a proven track record in regulated industries, having received accolades such as the Best Patient Engagement Strategy and Medical Design Excellence awards. Mr. Tripathi has successfully led three companies to exits and since October 2019 has served as the founder and Managing Partner of Nurture Growth Fund, which invests in a diverse range of sectors including artificial intelligence, SaaS, digital health, and FinTech. Prior to his service with Damon, he has served as Chief Operating Officer and Chief Technology Officer of ImpediMed from July 2018 to June 2024. Additionally, he is currently the CEO of Sleepiz USA. Mr. Tripathi holds a master’s degree in industrial engineering and a bachelor’s degree in mechanical engineering. His valuable experience as an investor and advisor to early stage, pre-IPO companies across a variety of sectors led us to conclude that he should serve as a member of the Board.

Employment Agreements

The following summarizes the employment terms with Mr. Giraud, Ms. Bhullar, Mr. Dorresteyn and Ms. Spencer with Damon immediately prior to the completion of the Business Combination. The Company is expected to maintain employment with the executive officers on substantially similar terms as those summarized below.

Giraud Employment Agreement

On March 23, 2022, Damon entered into an employment agreement with Jay Giraud (the “Giraud Employment Agreement”) for the employment of Mr. Giraud as the CEO of Damon. Under the Giraud Employment Agreement, Damon agreed to pay Mr. Giraud an annual base salary of $350,000 (CAD$450,000) and a bonus in the range of $195,000 to $450,000, subject to the approval of the board of directors of Damon. Pursuant to an employment side letter agreement dated October 17, 2024, Mr. Giraud is entitled to receive a $1 million listing bonus subject to the continued service with the Company for a period of 375 days following the date of public listing (“Service Period”). The listing bonus shall be paid out as soon as practicable at the time when the board determines that it is in the best interests of the Company to do so, having due regard to the Company’s financial situation. Notwithstanding the preceding sentence the listing bonus shall be paid promptly following the completion of the Service Period.

Mr. Giraud may terminate the Giraud Employment Agreement and Mr. Giraud’s employment with Damon at any time by providing Damon with eight weeks’ prior written working notice. Damon may waive all or any part of the notice given by Mr. Giraud and direct Mr. Giraud not to report for work for any part of the notice period. In these circumstances, Mr. Giraud would then be paid all outstanding wages (including accrued but unpaid vacation pay) owing up to and including the effective resignation date. In no event will Damon be required to pay Mr. Giraud more than twelve weeks’ pay (plus accrued but unused vacation pay) based on Mr. Giraud’s base salary at the time of resignation.

Damon may terminate the Giraud Employment Agreement and the Mr. Giraud’s employment at any time, without cause, upon Damon providing Mr. Giraud with notice of termination or pay in lieu of notice (which shall be calculated based exclusively on Mr. Giraud’s base salary at the time of termination), or some combination of the two, equal to (i) three months’ notice during his/her first year of service; plus (ii) an additional four weeks’ notice for every completed year of service thereafter, subject to an overall maximum entitlement of 42 weeks (the “Notice Period”).

Damon will continue to pay the premiums required to maintain Mr. Giraud’s participation in whatever extended health and/or dental group benefit plans Mr. Giraud is covered by at the time Mr. Giraud receives the notice of termination, until the earlier of the end of the applicable Notice Period or the date on which Mr. Giraud becomes eligible to participate in similar benefits through alternate or self-employment, whichever occurs first and provided that in no event will Mr. Giraud’s benefit coverage be terminated prior to the expiration of the applicable statutory notice period. All other benefits or benefit coverage in place at the time shall be discontinued at the end the applicable statutory notice period.

Damon may terminate the Giraud Employment Agreement and Mr. Giraud’s employment without notice of termination or pay in lieu of notice at any time for Cause. For the purposes of the Giraud Employment Agreement, the term “Cause” includes: (a) the existence of cause for termination of employment at common law, including situations involving fraud, dishonesty, illegality, breach of statute or regulation, conflict of interest, gross negligence in the performance of Mr. Giraud’s duties, or gross incompetence; (b) any material breach of the provisions of this Agreement; (c) wilful disobedience of a reasonable direction from Damon; (d) neglect of duty; (e) misconduct that undermines Damon’s confidence in Mr. Giraud’s ability to effectively carry out the duties and responsibilities of his/her position; or (f) any material violation of Damon’s policies and procedures, as determined by Damon in its sole and absolute discretion. In the event of a termination for Cause, Mr. Giraud will receive payment of any salary and vacation pay earned up to and including the date of termination. All other entitlements that Mr. Giraud may have as of the date of termination will be automatically extinguished, except for such minimum mandated entitlements, if any, as may be required by the Employment Standards Act (British Columbia).

Upon termination of employment for any reason, Mr. Giraud will cease to be and shall immediately resign as an officer or director of Damon.

This provision regarding termination of employment will apply regardless of any changes to the terms and conditions of Mr. Giraud’s employment subsequent to Mr. Giraud’s signing of the Giraud Employment Agreement including, but not limited to, promotions and transfers, unless the parties expressly agree otherwise in writing.

There is a non-solicit and other post-employment restrictions present in the Giraud Employment Agreement.

There are no provisions with respect to change of control in the Giraud Employment Agreement.

The foregoing descriptions of the Giraud Employment Agreement and the employment side letter agreement do not purport to be complete and are qualified in their entirety by the full text of the respective agreements, which are filed as Exhibits 10.21 and 10.22 to this current report on Form 8-K and are incorporated herein by reference.

Bal Bhullar Employment Agreement

On January 1, 2024, Damon entered into an employment agreement with Bal Bhullar (the “Bhullar Employment Agreement”). Ms. Bhullar serves as the Chief Financial Officer and reports directly to the Chief Executive Officer of Damon. Ms. Bhullar is entitled to a salary of US$325,000 (CAD$435,000) less applicable statutory deductions. Ms. Bhullar is also entitled to reasonable industry standard annual bonuses based upon the performance of Damon and upon the achievement of reasonable management objectives to be reasonably established by the board of directors of Damon. Pursuant to an employment side letter agreement dated August 26, 2024, Ms. Bhullar will receive a $1 million listing bonus ninety days after the successful public listing of the Company.

If Ms. Bhullar employment contract is terminated for just cause or upon her resignation, Ms. Bhullar is entitled to an amount equal to her monthly salary and vacation pay earned by and payable to the executive up to the date of termination and shall have no entitlement to any further notice of termination, payment in lieu of notice of termination, severance, continuation of benefits or any damages whatsoever. If Ms. Bhullar’s contract is terminated by Damon without just cause, or upon a change of control, in which case the company terminates Ms. Bhullar’s employment other than for just cause or Ms. Bhullar resigns for good reason, then: (a) Damon shall pay an amount equal to the monthly salary and vacation pay earned and payable up to the date of termination, together with any other vacation pay required to comply with applicable employment standards legislation; (b) Damon shall pay Ms. Bhullar’s annual performance bonus entitlements (if any) calculated pro rata for the period up to the date of termination based on achievement of the objectives to such date, such payment(s) being made not later than 30 calendar days following the board’s approval of the audited financial statements for the fiscal year in which the date of termination occurs; and (c) Damon shall pay, as severance, an amount equal to six months’ monthly salary, based on the executive’s monthly salary as at the date of termination.

The foregoing descriptions of the Bhullar Employment Agreement and the employment side letter agreement do not purport to be complete and are qualified in their entirety by the full text of the respective agreements, which are filed as Exhibits 10.23 and 10.24 to this current report on Form 8-K and are incorporated herein by reference.

Dorresteyn Employment Agreement

On July 12, 2021, Damon entered into an employment agreement with Derek Dorresteyn (the “Dorresteyn Employment Agreement”) for the provision of CTO services. Under the Dorresteyn Employment Agreement, Damon agreed to pay Mr. Dorresteyn an annual base salary of $300,000 (CAD$390,000) and a bonus subject to and conditioned upon the terms and conditions of the applicable plan, as well as the Mr. Dorresteyn’s continued employment by Damon in good standing through the bonus payment date and neither party having delivered notice of an intent to terminate. Mr. Dorresteyn’s employment through the bonus payment date as permitted by applicable law. Pursuant to an employment side letter agreement dated October 17, 2024, Mr. Dorresteyn is entitled to receive a $1 million bonus subject to the continued service with the Company for a period of 375 days following the date of public listing (“Service Period”). The listing bonus shall be paid out as soon as practicable at the time when the board of directors of Damon determines that it is in the best interests of the Company to do so, having due regard to the Company’s financial situation. Notwithstanding the preceding sentence the listing bonus shall be paid promptly following the completion of the Service Period.

Upon Mr. Dorresteyn’s termination for any reason, Mr. Dorresteyn will be entitled to: (i) all earned but unpaid base salary through Mr. Dorresteyn’s separation date; (ii) any unpaid or unreimbursed business expenses incurred; (iii) any accrued but unused vacation through the separation date; and (iv) any benefits provided under Damon’s employee benefit plans, if any, following a termination of employment, in accordance with the terms contained in said plans (the “Accrued Obligations”). The Accrued Obligations will be payable to Mr. Dorresteyn as required by applicable law.

Mr. Dorresteyn may terminate the Dorresteyn Employment Agreement and Mr. Dorresteyn’s employment with Damon at any time by providing Damon with 12 weeks’ prior written notice. Damon may waive all or any part of the notice period given by Mr. Dorresteyn and direct Mr. Dorresteyn not to report for work for any part of the notice period. In these circumstances, where Damon elects to shorten the notice period, Mr. Dorresteyn would then be paid all Accrued Obligations owing up to and including the separation date.

Damon may terminate the Dorresteyn Employment Agreement and Mr. Dorresteyn’s employment at any time, without Cause. If Mr. Dorresteyn’s employment is terminated by Damon without Cause, in addition to the Accrued Obligations, Mr. Dorresteyn will be entitled to receive the Severance Benefits (defined below), subject to and contingent upon Mr. Dorresteyn executing a general release of claims satisfactory to Damon, which must be executed and effective (taking into account any applicable revocation period) on or before the sixtieth (60th) day following the separation date (the “Release Requirements”).

Damon will pay Mr. Dorresteyn any Severance Benefits, if payable, in a lump sum on the 60th day following the Separation Date, provided the Release Requirements have been satisfied. If the release has not been executed or is not effective (taking into account any applicable revocation period) by the 60th day following the Separation Date, Mr. Dorresteyn will not be entitled to any (and shall forfeit all) payments (other than the Accrued Obligations). For the avoidance of doubt, if Mr. Dorresteyn’s termination occurs other than by Damon without Cause, Mr. Dorresteyn will not be entitled to Severance Benefits. Other than as expressly provided herein, Mr. Dorresteyn shall not be entitled to receive any payments or benefits under the Dorresteyn Employment Agreement for periods after Mr. Dorresteyn’s Separation Date, and Damon will have no obligation to make any additional payments or provide any other benefits for periods after the Separation Date (except as may otherwise be required under the applicable law).

“Severance Benefits” means an amount equal to (i) three months of Mr. Dorresteyn’s base salary on the Separation Date; plus, if the Separation Date occurs after the first anniversary of the start date (ii) an additional four weeks of base salary for every full completed year of service thereafter, subject to an overall maximum entitlement of forty-two weeks.

Damon may terminate the Dorresteyn Employment Agreement and his employment immediately at any time for Cause. For the purposes of the Dorresteyn Employment Agreement, the term “Cause” includes: a) the existence of cause for termination of employment at common law, including situations involving fraud, dishonesty, illegality, breach of statute or regulation, conflict of interest, gross negligence in the performance of Mr. Dorresteyn’s duties, or gross incompetence; b) any material breach of the provisions of the Dorresteyn Employment Agreement; c) wilful disobedience of a reasonable direction from Damon; d) neglect of duty; e) misconduct that undermines Damon’s confidence in Mr. Dorresteyn’s ability to effectively carry out the duties and responsibilities of his/her position; f) material unauthorized use or disclosure of any Confidential Information of Damon or any other party to whom they owe an obligation of nondisclosure as a result of their relationship with Damon; g) Mr. Dorresteyn indictment, conviction, admission or plea of nolo contendere to any felony, or to any other crime that involves theft, fraud or moral turpitude; or h) any material violation of Damon’s policies and procedures, as determined by Damon in its sole and absolute discretion. In the event of a termination for Cause, Mr. Dorresteyn will receive payment of the Accrued Obligations.

Mr. Dorresteyn’s employment with Damon may be terminated immediately due to Mr. Dorresteyn’s death or Disability. In the event of a termination due to Executive’s death or Disability, Mr. Dorresteyn will receive payment of the Accrued Obligations. “Disability” will have the same meaning as such phrase is given under the long term disability plan sponsored by Damon as may be offered from time to time or, in the absence of such policy, if Mr. Dorresteyn becomes physically or mentally incapacitated or impaired and is therefore unable for a period of twelve (12) consecutive weeks in any six (6)-consecutive month period, or such longer period as may be required by applicable law, to perform Mr. Dorresteyn’s duties. Any question as to the existence of the disability of Mr. Dorresteyn shall be determined in writing by a qualified independent physician selected by Damon.

Upon termination of employment for any reason, Mr. Dorresteyn will cease to be and shall immediately resign as an officer or director of Damon, if applicable.

There is a non-solicit and other post-employment restrictions present in the Dorresteyn Employment Agreement.

There are no provisions with respect to change of control in the Dorresteyn Employment Agreement.

The foregoing descriptions of the Dorresteyn Employment Agreement and the employment side letter agreement do not purport to be complete and are qualified in their entirety by the full text of the respective agreements, which are filed as Exhibits 10.25 and 10.26 to this current report on Form 8-K and are incorporated herein by reference.

Amber Spencer Employment Agreement

On July 11, 2022, Damon entered into an employment agreement with Amber Spencer. Ms. Spencer serves as the Chief Marketing Officer of Damon (the “Spencer Employment Agreement”). Ms. Spencer is entitled to an annual salary of CAD$250,000. Ms. Spencer is entitled to participate in the company bonus plan for senior executives according to its terms and conditions and any other incentive plans or programs established for executives in accordance with the applicable plan or program, and, subject to board approval, may be eligible to participate in the equity incentive plan of Damon Ms. Spencer may terminate her employment agreement by providing 8 weeks’ prior written working notice. In these circumstances, Ms. Spencer would then be paid all outstanding wages (including accrued but unpaid vacation pay) owing up to and including the effective resignation date. Damon may terminate the employment agreement at any time, without cause, upon notice of termination or pay in lieu of notice (which shall be calculated based exclusively on the executive’s base salary at the time of termination), or some combination of the two, equal to (i) three months’ notice during his/her first year of service; plus (ii) an additional four weeks’ notice for every completed year of service thereafter, subject to an overall maximum entitlement of 42 weeks. Damon may terminate Ms. Spencer’s employment agreement without notice of termination or pay in lieu of notice at any time for cause. Ms. Spencer’s employment does not have any payment in connection with a change of control of Damon.

The foregoing description of the Spencer Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement, which is filed as Exhibit 10.27 to this current report on Form 8-K and is incorporated herein by reference.

Consulting Agreements

The following summarizes the terms of the consulting agreements the Company has entered into with its director Melanie Figueroa and its former sole director and CEO, Nadir Ali.

Melanie Figueroa Consulting Agreement

Pursuant to the terms of a consulting agreement, dated September 25, 2024 (the “Figueroa Consulting Agreement”), the Company agreed to pay Ms. Figueroa, a fee of $15,000 per month for services rendered to the Company since April 1, 2024 until the end of the month of the closing of the Business Combination. In connection with the terms of the Figueroa Consulting Agreement, Ms. Figueroa will advise on public company reporting and compliance matters, business development, growth strategies and other operational matters as requested. As compensation under the Figueroa Consulting Agreement, Ms. Figueroa is entitled to a fee of $175,000 upon closing the Business Combination and her monthly fee will increase to $29,167 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the Figueroa Consulting Agreement, the agreement will continue for a period of six months following the closing of the Business Combination which may be extended for additional terms, upon mutual consent. The Company has the right to terminate the Figueroa Consulting Agreement with 30 days’ notice; however, if it is terminated by the Company prior to the Figueroa Guaranteed Period for any reason other than the gross negligence, recklessness or willful misconduct of Ms. Figueroa, the monthly fee will continue to be paid for the remainder of the Figueroa Guaranteed Period. Ms. Figueroa has the right to terminate the Figueroa Consulting Agreement with 30 days’ notice for specified reasons, including the Company’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by the Company. In such cases, the monthly fee for the remainder of the Figueroa Guaranteed Period will continue to be paid.

The foregoing description of the Figueroa Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement, which is filed as Exhibit 10.25 to the Form 10 and is incorporated herein by reference.

Nadir Ali Consulting Agreement

Pursuant to the terms of a consulting agreement, dated September 25, 2024 (the “Ali Consulting Agreement”), the Company agreed to pay Mr. Ali, through a wholly owned affiliated entity, 3AM Investments LLC, a fee of $15,000 per month for services rendered to the Company since April 1, 2024 until the end of the month of the closing of the Business Combination. In connection with the terms of the Ali Consulting Agreement, Mr. Ali will advise on public company reporting and compliance matters, strategic business development and growth strategies and other operational matters as requested.

As compensation under the Ali Consulting Agreement, Mr. Ali is entitled to a fee of $325,000 upon closing the Business Combination and his monthly fee will increase to $54,167 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the Ali Consulting Agreement, the agreement will continue for a period of six months following the closing of the Business Combination which may be extended for additional terms, upon mutual consent. The Company has the right to terminate the Ali Consulting Agreement with 30 days’ notice; however, if it is terminated by the Company prior to the six month anniversary of the closing of the Business Combination (the “Ali Guaranteed Period”) for any reason other than the gross negligence, recklessness or willful misconduct of Mr. Ali, the monthly fee will continue to be paid for the remainder of the Ali Guaranteed Period. Mr. Ali has the right to terminate the Ali Consulting Agreement with 30 days’ notice for specified reasons, including the Company’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by the Company. In such cases, the monthly fee for the remainder of the Ali Guaranteed Period will continue to be paid.

The foregoing description of the Ali Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement, which is filed as Exhibit 10.24 to the Form 10 and is incorporated herein by reference.

Other than as set forth above there are no other arrangements or understandings between the Company and any other person that was appointed as an officer or director. There are no transactions in which our officers and directors have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendments to Articles

On November 12, 2024, the Company filed a Notice of Alteration with the Province of British Columbia Registrar of Companies to amend its Notice of Articles to, among other things, reflect the amended articles of the Company (the “Articles Amendment”). The Articles Amendment was approved by the Company’s shareholders by unanimous written consent on November 12, 2024.

Summary of Amended Articles

The Articles Amendment has created an additional class of shares titled “Multiple Voting Shares”. All the issued and outstanding Multiple Voting Shares must be held or controlled, directly or indirectly by Damon’s founder, CEO and Executive Chairman of the Board, Jay Giraud.

Below is a summary of the key terms of the amended articles, as well as certain ancillary agreements in respect thereof. The term “Articles” used below reflects the Articles as amended. The term “Subordinate Voting Shares” used below refers to the common shares of the Company.

Subordinate Voting Shares and Multiple Voting Shares

Except as described below, the Subordinate Voting Shares and Multiple Voting Shares will have the same rights, will be equal in all respects and will be treated by the combined company as if they were one class of shares. The Articles provide that following the listing of the Company’s common shares on Nasdaq or other similar recognized national securities exchange in Canada or the United States, the Company may not issue any new Multiple Voting Shares from its treasury.

Ranking

The Subordinate Voting Shares and Multiple Voting Shares will rank pari passu with respect to the payment of dividends, return of capital and distribution of assets in the event of the Company’s liquidation, dissolution or winding up.

Dividend Rights

Holders of Subordinate Voting Shares and Multiple Voting Shares will be entitled to receive dividends on a pari passu basis out of the combined company’s assets legally available for the payment of dividends at such times and in such amount and form as the board of directors may from time to time determine. In the event of the payment of a dividend in the form of shares, holders of Subordinate Voting Shares will receive Subordinate Voting Shares, and holders of Multiple Voting Shares will receive Multiple Voting Shares, unless otherwise determined by the board of directors.

Voting Rights

Holders of Subordinate Voting Shares will be entitled to one vote per Subordinate Voting Share, and holders of Multiple Voting Shares will be entitled to seven votes per Multiple Voting Share, on all matters upon which shareholders are entitled to vote.

Conversion

The Subordinate Voting Shares will not convertible into any other class of shares. In addition, the Multiple Voting Shares shall convert to Subordinate Voting Shares as follows:

●	Each outstanding Multiple Voting Share may at any time, at the option of the holder, be converted into one Subordinate Voting Share;

●	On the first business day following the fifth annual meeting of shareholders of the combined company following the Subordinate Voting Shares being listed and posted for trading on a U.S. national securities exchange such as Nasdaq, the Multiple Voting Shares shall automatically convert to Subordinate Voting Shares; and

●	If Jay Giraud or his permitted transferees no longer beneficially owns, directly or indirectly and in the aggregate, at least 2% of the issued and outstanding Subordinate Voting Shares and Multiple Voting Shares on a non-diluted basis (on an as converted basis), the Multiple Voting Shares shall automatically convert to Subordinate Voting Shares.

In addition, pursuant to the Founder Agreement, Jay Giraud has agreed to convert his Multiple Voting Shares into Subordinate Voting Shares upon:

●	The shipment of 1,000 motorcycles to customers by the combined company; and

●	Jay Giraud ceasing to be an executive officer of the combined company due to his voluntary resignation as both a director and an officer of the combined company, or his termination as an executive officer for cause (which termination has been confirmed by a court of competent jurisdiction, or in respect of which a claim is not brought within 90 days following such termination).

Meetings of Shareholders

Holders of Subordinate Voting Shares and Multiple Voting Shares will be entitled to receive notice of any meeting of shareholders and may attend and vote at such meetings, except those meetings where only the holders of shares of another class or of a particular series are entitled to vote. A quorum for the transaction of business at a meeting of shareholders is present if at least two shareholders who, together, hold not less than 33 and 1/3% of the votes attaching to the issued and outstanding shares entitled to vote at the meeting are present in person or represented by proxy.

Redemption Rights

The combined company will have no redemption or purchase for cancellation rights.

Liquidation Rights

Upon a liquidation, dissolution or winding-up, whether voluntary or involuntary, of the combined company, the holders of Subordinate Voting Shares and Multiple Voting Shares, without preference or distinction, will be entitled to receive ratably all of the Company’s assets remaining after payment of all debts and other liabilities.

Subdivision, Consolidation and Issuance of Rights

No subdivision or consolidation of the Subordinate Voting Shares or Multiple Voting Shares may occur unless both classes of shares are concurrently subdivided or consolidated and in the same manner and proportion. No new rights to acquire additional shares or other securities or property of ours will be issued to holders of Subordinate Voting Shares or Multiple Voting Shares unless the same rights are concurrently issued to the holders of both classes of shares.

Certain Amendments

In addition to any other voting right or power to which the holders of Subordinate Voting Shares shall be entitled by law or regulation or other provisions of the Articles from time to time in effect, but subject to the provisions of the Articles, holders of Subordinate Voting Shares shall be entitled to vote separately as a class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of the Articles which would adversely affect the rights or special rights of the holders of Subordinate Voting Shares or affect the holders of Subordinate Voting Shares and Multiple Voting Shares differently, on a per share basis.

Pursuant to the Articles, holders of Subordinate Voting Shares and Multiple Voting Shares will be treated equally and identically, except with respect to voting and conversion, on a per share basis, in certain change in control transactions that require approval of the shareholders under the Business Corporations Act (British Columbia) (“BCBCA”), unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of the Subordinate Voting Shares and Multiple Voting Shares, each voting separately as a class.

Take-Over Bid Protection

Under applicable securities laws in Canada, an offer to purchase Multiple Voting Shares would not necessarily require that an offer be made to purchase Subordinate Voting Shares. In order to ensure that, in the event of a take-over bid, the holders of Subordinate Voting Shares will be entitled to participate on an equal footing with holder of Multiple Voting Shares, Jay Giraud, as the sole holder of Multiple Voting Shares, has entered into a customary coattail agreement with the Company and a trustee in connection with the amendment of the Articles. The Coattail Agreement will contain provisions customary for dual-class corporations designed to prevent transactions that otherwise would deprive the holders of Subordinate Voting Shares of rights under applicable securities laws in Canada to which they would have been entitled if the Multiple Voting Shares had been Subordinate Voting Shares.

The undertakings in the Coattail Agreement will not apply to prevent a sale by the holder of Multiple Voting Shares if concurrently an offer is made to purchase Subordinate Voting Shares that:

•	offers a price per Subordinate Voting Share at least as high as the highest price per share to be paid pursuant to the take-over bid for the Multiple Voting Shares;

•	provides that the percentage of outstanding Subordinate Voting Shares to be taken up (exclusive of Subordinate Voting Shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of Multiple Voting Shares to be sold (exclusive of Multiple Voting Shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror);

•	has no condition attached other than the right not to take up and pay for Subordinate Voting Shares tendered if no Multiple Voting Shares are purchased pursuant to the offer for Multiple Voting Shares; and

•	is in all other material respects identical to the offer for Multiple Voting Shares.

Coattail Agreement

Under the Coattail Agreement, any sale of Multiple Voting Shares (other than a transfer to a pledgee as security) by a holder of Multiple Voting Shares party to the Coattail Agreement will be conditional upon the transferee becoming a party to the Coattail Agreement, to the extent such transferred Multiple Voting Shares are not automatically converted into Subordinate Voting Shares in accordance with the Articles.

The Coattail Agreement contains provisions for authorizing action by the trustee to enforce the rights under the Coattail Agreement on behalf of the holders of the Subordinate Voting Shares. The obligation of the trustee to take such action will be conditional on the combined company or holders of the Subordinate Voting Shares providing such funds and indemnity as the trustee may reasonably require. No holder of Subordinate Voting Shares will have the right, other than through the trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Coattail Agreement unless the trustee fails to act on a request authorized by holders of not less than 10% of the outstanding Subordinate Voting Shares and reasonable funds and indemnity have been provided to the trustee.

Other than in respect of non-material amendments and waivers that do not adversely affect the interests of holders of Subordinate Voting Shares, the Coattail Agreement provides that, among other things, it may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of any applicable securities regulatory authority in Canada or the United States; and (b) the approval of at least two-thirds of the votes cast by holders of Subordinate Voting Shares represented at a meeting duly called for the purpose of considering such amendment or waiver, excluding votes attached to Subordinate Voting Shares held by the holder of Multiple Voting Shares or their affiliates and related parties and any persons who have an agreement to purchase Multiple Voting Shares on terms which would constitute a sale or disposition for purposes of the Coattail Agreement, other than as permitted thereby. Non-material amendments and waivers that do not adversely affect the interests of holders of Subordinate Voting Shares shall be subject to the approval of any applicable exchange on which the Subordinate Voting Shares trade but shall not require approval of holders of Subordinate Voting Shares.

The Coattail Agreement provides that, in the event that a lender transfers or takes beneficial ownership of Multiple Voting Shares pursuant to an enforcement by a lender of a pledge of, or other security interest in, such Multiple Voting Shares, the applicable Multiple Voting Shares will automatically be converted into Subordinate Voting Shares pursuant to the Articles such that, as a result of such enforcement, the applicable lender does not hold Multiple Voting Shares. Any Multiple Voting Share held by a lender pursuant to a pledge or other grant of a security interest shall be deemed to continue to be held by Jay Giraud so long as the lender has not transferred or taken beneficial ownership of such Multiple Voting Share pursuant to an enforcement by the lender of a pledge of, or other security interest in, such Multiple Voting Shares. A lender will have no rights as a shareholder until the occurrence of an event of default under the loan agreement.

No provision of the Coattail Agreement will limit the rights of any holders of Subordinate Voting Shares under applicable law.

Forum Selection

The Articles include a forum selection provision that provides that, unless the combined company consents in writing to the selection of an alternative forum, the British Columbia Supreme Court and appellate Courts therefrom will be the sole and exclusive forum for (i) any derivative action or proceeding brought on the combined company’s behalf; (ii) any action or proceeding asserting a breach of fiduciary duty owed by any of the combined company’s directors, officers or other employees to the combined company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of BCBCA or the Articles; or (iv) any action or proceeding asserting a claim otherwise related to the “affairs” (as defined in the BCBCA) of the combined company. The forum selection provision also provides that the combined company’s securityholders are deemed to have consented to personal jurisdiction in the Province of British Columbia and to service of process on their counsel in any foreign action initiated in violation of the Articles. To the fullest extent permitted by law, the forum selection provision applies to claims arising under U.S. federal securities laws. In addition, investors cannot waive compliance with U.S. federal securities laws and the rules and regulations thereunder.

Advance Notice Provisions

The Articles include certain advance notice provisions with respect to the election of directors (the “Advance Notice Provisions”). The Advance Notice Provisions are intended to: (i) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (ii) ensure that all shareholders receive adequate notice of the board of directors nominations and sufficient information with respect to all nominees; and (iii) allow shareholders to register an informed vote. Only persons who are nominated by shareholders in accordance with the Advance Notice Provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors.

Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide the combined company notice, in the prescribed form, within the prescribed time periods. These time periods include, (i) in the case of an annual meeting of shareholders (including annual and special meetings), not more than 40 days prior to the date of the annual meeting of shareholders; provided, that if the first public announcement of the date of the annual meeting of shareholders (the “Notice Date”) is less than 50 days before the meeting date, notice must be given not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the Notice Date.

The foregoing description of the amended Articles and the amended Notice of Articles do not purport to be complete and are qualified in their entirety by reference to the full text of the respective documents, which are filed as Exhibits 3.1 and 3.2 to this current report on Form 8-K and are incorporated by reference herein.

Name Change

On November 13, 2024, the Company filed a Notice of Alteration with the Province of British Columbia Registrar of Companies to change its corporate name from Grafiti Holding Inc. to Damon Inc. and the Company received a Certificate of Change of Name from the Province of British Columbia Registrar of Companies confirming the change of name, which became effective shortly after the Effective Time.

The foregoing description of the amended Notice of Articles does not purport to be complete and is qualified in their entirety by reference to the full text of the documents, which is filed as Exhibit 3.3 to this current report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

The Company has posted an investor presentation dated November 18, 2024 on its website at https://damon.com/. Additionally, the Company has filed a non-offering prospectus dated November 13, 2024 with the British Columbia Securities Commission (the “Canadian Prospectus”), which is available on SEDAR+ at www.sedarplus.com, to fulfill its disclosure obligations under the securities laws of British Columbia, Canada

On November 18, 2024, the Company issued the press release attached hereto as Exhibit 99.8, regarding its expected commencement of trading on the Nasdaq Global Market on such date, which is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.8, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Fees Paid to Listing Advisor

Pursuant to the terms of an advisory agreement between the Company and Maxim Group Partners LLC (the “Listing Advisor”), and following the receipt of listing approval by Nasdaq, Damon issued a convertible promissory note and warrants to purchase common shares of Damon, which were exchanged for 62,499 common shares of the Company and warrants to purchase 62,499 common shares of the Company, as compensation for the Listing Advisor’s financial advisory services in connection with the listing, and in accordance with the Business Combination Agreement.

Fees to be Paid to Former Financial Advisor

On August 28, 2024, Damon entered into a further amendment to its engagement agreement with Joseph Gunnar & Co., LLC (“Joseph Gunnar”) and Mark Peikin (“Peikin”), as amended (the “Engagement Agreement”). Pursuant to the amendment, in lieu of the compensation described in the Engagement Agreement, Peikin, as assignee of Joseph Gunnar, shall receive from Damon a one-time fee of $1,000,000 in cash due and payable on the thirteen month anniversary of the closing of the Business Combination; and Damon shall also cause to be issued to Peikin, as assignee of Joseph Gunnar, the following amounts, any of which may be paid in common shares of the Company, with each issuance further made pursuant to a resale registration statement to be filed within ten days of each payment date based on the payment schedule below:

(a)	$600,000 on the 90-day anniversary of the Closing;

(b)	$400,000 on the 180-day anniversary of the Closing; and

(c)	$300,000 on the 270-day anniversary of the Closing.

The total of $2,300,000, of which up to $1,300,000 may potentially be paid in securities as set forth above to Peikin shall fully satisfy all obligations of Damon to Joseph Gunnar, which obligations Joseph Gunnar has assigned to Peikin. The number of shares to calculate the USD value on each of the three issuances shall be calculated based on the Nasdaq Market Price, which is defined as the lower of (i) the consolidated closing bid price for the business day immediately preceding each date that any one of the three issuances are due and payable or (ii) the average of the consolidated closing bid price of the Company’s common shares for the five trading days immediately preceding each date that any one of the three issuances are due and payable.

Business of Damon Inc. and Risk Factors

Information about the corporate structure and business of the Company, as well as related risk factors following the closing of the Business Combination are filed as Exhibits 99.6 and 99.7 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Grafiti Holding Inc.
3.2	Notice of Articles, dated November 12, 2024
3.3	Notice of Articles, dated November 13, 2024
4.1	Secured Promissory Note, dated as of November 13, 2024, issued to East West Capital, LLC
4.2	Secured Promissory Note, dated as of November 13, 2024, issued to Braebeacon Holdings, Inc.
4.3	Form of Warrant issued to former warrant holders of Damon Motors, Inc.
10.1	Amendment to Security Agreement, dated as of November 13, 2024, by and between the Company and Streeterville Capital, LLC
10.2*	Security Agreement, dated as of November 13, 2024, by and between the Company and Streeterville Capital, LLC
10.3	Intellectual Property Security Agreement, dated as of November 13, 2024, by and between the Company and Streeterville Capital, LLC
10.4	Intercreditor Agreement, dated as of November 13, 2024, by and among the Company, Damon Motors, Inc., Streeterville Capital, LLC and Braebeacon Holdings, Inc.
10.5*	Note Purchase Agreement, dated as of November 13, 2024, by and between the Company and East West Capital, LLC
10.6	Security Agreement, dated as of November 13, 2024, by and between the Company and East West Capital, LLC
10.7*	Security Agreement, dated as of November 13, 2024, by and between Damon Motors, Inc. and East West Capital, LLC
10.8	Intellectual Property Security Agreement, dated as of November 13, 2024, by and between Damon Motors, Inc. and East West Capital, LLC
10.9	Guaranty, dated as of November 13, 2024, by Damon Motors, Inc. in favor of East West Capital, LLC
10.10	Guaranty, dated as of November 13, 2024, by Damon Motors Corporation in favor of East West Capital, LLC
10.11*	Note Purchase Agreement, dated as of November 13, 2024, by and between the Company and Braebeacon Holdings, Inc.
10.12	Security Agreement, dated as of November 13, 2024, by and between the Company and Braebeacon Holdings Inc.
10.13*	Security Agreement, dated as of November 13, 2024, by and between Damon Motors, Inc. and Braebeacon Holdings Inc.
10.14	Intellectual Property Security Agreement, dated as of November 13, 2024, by and between Damon Motors, Inc. and Braebeacon Holdings Inc.
10.15	Guaranty, dated as of November 13, 2024, by Damon Motors, Inc. in favor of Braebeacon Holdings Inc.
10.16	Guaranty, dated as of November 13, 2024, by Damon Motors Corporation in favor of Braebeacon Holdings Inc.
10.17	Lockup Release Agreement, dated as of November 11, 2024, by and among House of Lithium, Damon Motors Inc. and the Company
10.18	Coattail Agreement, dated as of November 13, 2024, by and among the Company, Jay Giraud and Odyssey Trust Company
10.19	Founder Agreement, dated as of November 13, 2024, by and between the Company and Jay Giraud
10.20	Lockup Release Agreement, dated as of October 10, 2024, by and among Eadwacer Holdings, LLC, Damon Motors Inc. and the Company
10.21*+	Executive Employment Agreement, dated September 12, 2023, by and between Damon Motors Inc. and Jay Giraud.
10.22+	Employment Side Letter Agreement, dated October 17, 2024, by and between Damon Motors Inc. and Jay Giraud.
10.23*+	Executive Employment Agreement, dated January 12, 2024, by and between Damon Motors Inc. and Bal Bhullar.
10.24+	Employment Side Letter Agreement, dated August 26, 2024, by and between Damon Motors Inc. and Bal Bhullar.
10.25+	Executive Employment Agreement, dated June 13, 2024, by and between Damon Motors Inc. and Derek Dorresteyn.
10.26+	Employment Side Letter Agreement, dated October 17, 2024, by and between Damon Motors Inc. and Derek Dorresteyn.
10.27*+	Executive Employment Agreement, dated July 11, 2022, by and between Damon Motors Inc. and Amber Spencer.
99.1	Unaudited condensed consolidated financial statements of Grafiti Holding Inc. as of and for three months ended September 30, 2024 and 2023.
99.2	Unaudited condensed consolidated financial statements of Damon Motors Inc. as of and for three months ended September 30, 2024 and 2023.
99.3	Unaudited pro forma condensed combined financial information of the Company and Damon Motors Inc. for the year ended June 30, 2024 and three months ended September 30, 2024.
99.4	Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company for the three months ended September 30, 2024 and 2023
99.5	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Damon Motors Inc. for the three months ended September 30, 2024 and 2023
99.6	Business of Damon Inc.
99.7	Risk Factors of Damon Inc.
99.8	Damon Inc. Press Release, dated November 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC.
+	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAMON, INC.

Date: November 18, 2024	By:	/s/ Jay Giraud
	Name:	Jay Giraud
	Title:	Chief Executive Officer